EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G Amendment referred to below) on behalf of each of them of a statement on Schedule 13G Amendment (including amendments thereto) with respect to the Class A Common Stock, par value $0.001 per share, of Definitive Healthcare Corp., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

Date: May 13, 2026
ADVENT INTERNATIONAL, L.P.

By: ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

/s/ Neil Crawford
Name: Neil Crawford
Title: Vice President of Finance

ADVENT INTERNATIONAL GP, LLC

/s/ Neil Crawford
Name: Neil Crawford
Title: Vice President of Finance

ADVENT INTERNATIONAL GPE IX LIMITED PARTNERSHIP
ADVENT INTERNATIONAL GPE IX-H LIMITED PARTNERSHIP

By: GPE IX GP LIMITED PARTNERSHIP, GENERAL PARTNER
By: ADVENT INTERNATIONAL GPE IX, LLC, GENERAL PARTNER
By: ADVENT INTERNATIONAL, L.P., MANAGER
By: ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

/s/ Neil Crawford
Name: Neil Crawford
Title: Vice President of Finance